SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement     / / Confidential, for the use of the
                                        Commission only (as permitted by
                                        Rule 14a-6(e)(2))

/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                              DIME BANCORP, INC.
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               (Name of Registrant As Specified In Its Charter)

                       NORTH FORK BANCORPORATION, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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/ /   Fee paid previously with preliminary materials.

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/ /   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

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2)    Form, Schedule or Registration Statement No.

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3)    Filing party:

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4)    Date filed:

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 FOR IMMEDIATE RELEASE         INVESTOR: DANIEL M. HEALY
                                         EXECUTIVE VICE PRESIDENT
                                         CHIEF FINANCIAL OFFICER
                                         516-844-1258

                               PRESS:    KEKST AND COMPANY
                                         VICTORIA WELD
                                         JEREMY FIELDING
                                         212-521-4800

 MELVILLE, N.Y. - MARCH 27, 2000 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced today that it may be prepared to increase and/or change the mix of stock and cash in its offer for Dime Bancorp, Inc. John Adam Kanas, Chairman, President and Chief Executive Officer of North Fork stated: "We would welcome an opportunity to meet with Dime management and members of its Board of Directors in order to provide them with an opportunity to convince us that Dime's earnings potential is greater than we estimate. This process would serve as a basis for our consideration of both increasing and possibly changing the mix of our stated offer. We extend this offer in good faith and look forward to a favorable response from them."

 North Fork added it would enter into discussions with Dime only with the consent of Hudson United Bancorp. As previously reported, Dime's merger agreement with Hudson United currently prohibits Dime from entering into discussions with third parties, including North Fork, concerning acquisition transactions. Mr. Kanas stated: "I intend to contact Ken Neilson, Hudson's Chief Executive, promptly to seek to obtain Hudson United's consent to allow us to enter into discussions with Dime."

 Investors and security holders are advised to read North Fork's proxy statement with respect to North Fork's solicitation of proxies against the proposed Dime/Hudson merger and North Fork's registration statement with respect to its exchange offer for Dime common stock, each as filed with the Securities and Exchange Commission, and any amendments or supplements to either of them, because each of these documents contains important information. Investors and security holders may obtain a free copy of the proxy statement, the exchange offer registration statement and other documents filed by North Fork with the SEC at the SEC's Internet web site at www.sec.gov. The proxy statement, the exchange offer registration statement and such other documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-755-7250.

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